UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________
FORM 8-K
 ____________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2019
  ____________________________________
BWX TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
 ____________________________________

Delaware	001-34658	80-0558025
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Main Street, 4th Floor Lynchburg, Virginia		24504
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (980) 365-4300
 ____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 1, 2019, the Board of Directors (“Board”) of BWX Technologies, Inc., a Delaware corporation (“Company”), approved the amendment of the Company’s Amended and Restated Bylaws (“Bylaws”) to establish majority voting in uncontested elections of directors, which provides that the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election in order for the director to be elected. The Bylaws, as amended, retain plurality voting for contested director elections. In addition, the amendment to the Bylaws provides for additional officer positions for the Company.
This description is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Bylaws, as amended, a copy of which is attached hereto as Exhibit 3.3 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibits	Description

3.3	Amended and Restated Bylaws, dated March 1, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BWX TECHNOLOGIES, INC.

By:	/s/ Jason S. Kerr
Jason S. Kerr
Vice President and Chief Accounting Officer
Date: March 5, 2019